SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the___ day of August, 2010, by and between InVivo Therapeutics Corporation, a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, units comprised of (a) 6% convertible promissory notes in the aggregate principal amount of up to $500,000 (each a “Note and collectively, the “Notes”), in the form attached as Exhibit A hereto, and (b) a warrant (each a “Warrant” and collectively, the “Warrants”), in the form attached as Exhibit B hereto, to purchase a number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) equal to the principal amount of the Notes divided by the exercise price of $13.7706 per share, pursuant to the provisions of this Agreement at a purchase price per unit equal to the principal amount of the Notes included in such unit; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Purchase and Sale of Notes and Warrants.

1.1           Issuance and Sale of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, the amount of Notes and the Warrants based on the purchase price set forth opposite each Investor’s name on the Signature Page hereto, for an aggregate purchase price of up to Five Hundred Thousand ($500,000) Dollars (the “Aggregate Offering Amount”; and the offering of the Notes and Warrants being offered hereunder referred to as the “Offering”).

1.2           Payment.  The Investor is enclosing with its delivery of its Signature Page hereto a check payable to, or will promptly immediately make a wire transfer payment to, “InVivo Therapeutics Corporation” in the full amount of the purchase price of the Notes and Warrants being subscribed for (“Purchase Price”).  Wire instructions are as follows:

Domestic Wiring

Routing: 026009593
Account: 004604684378
InVivo Therapeutics Corporation
Bank of America
226 Main St.
Cambridge, MA 02142

International Wiring

Routing: 026009593
Account: 004604684378
InVivo Therapeutics Corporation
One Broadway, 14th Floor
Cambridge, MA 02142
CEO Name: Francis M Reynolds
SWIFT Code: BOFAUS3N

For both domestic and international:

FBO: Investor Name
Social Security Number
Address

All payments made by check as provided in Section 1.2 hereof shall be promptly deposited by the Company or Spencer Trask Ventures, Inc. (in its capacity as the “Finder”) with the aforementioned bank, and all payments hereunder shall be held in a non-interest-bearing account (the “Account”) until the earliest to occur of (a) the Closing (as defined below), (b) the rejection of such proposed investment by the Company or the Finder and (c) the termination of the Offering by the Company or the Finder.

1.3          Closing.

(a)           The initial closing of the purchase and sale of Notes and Warrants under this Agreement (the “Initial Closing”) shall be held at the offices of the Company, One Broadway, 14th Floor, Cambridge, MA 02142 (or remotely via the exchange of documents and signatures), on or before September 30, 2010, subject to the Company’s right to extend the Offering until October 31, 2010 (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”). The subsequent closing(s) of the purchase and sale of Notes (up to Aggregate Offering Amount) and Warrants under this Agreement (the “Subsequent Closing(s)”) shall take place at a time agreed upon by the Company and the Finder (the date(s) of the Subsequent Closing(s) is hereinafter referred to as the “Subsequent Closing Date(s)”), all of which shall occur in any event no later than October 31, 2010.  The Investors agree that any additional persons or entities that acquire Notes and Warrants at any Subsequent Closing shall become Investors under this Agreement with all rights and obligations attendant thereto, upon their execution of this Agreement without further action by any other Investor.  For purposes of this Agreement, the terms “Closing” and “Closing Date”, unless otherwise indicated, refer to the applicable closing and closing date of the Initial Closing or the Subsequent Closing(s), as the case may be.

(b)           At each Closing, the Company shall deliver the Notes and the Warrants to the Investors against payment of the Purchase Price to the Company as described above, along with delivery by the Investors of an Accredited Investor Certification and Investor Profile to the Company.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit C (the “Schedule of Exceptions”), the following:

2.1         Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity (as hereinafter defined) (each, a “Subsidiary” and collectively, the “Subsidiaries”).  Unless the context requires otherwise, all references herein to the “Company” shall refer to the Company and its Subsidiaries. The Company is not a party to any joint venture, partnership, or similar arrangement.

2.2         Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted.  The Subsidiaries are duly organized in their respective jurisdictions of organization, validly existing and in good standing in such respective jurisdictions and each has the power and authority to carry on its respective business as now conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as hereafter defined) on the Company’s business or properties.

2.3         Capitalization and Voting Rights.   The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock and 510 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  As of the date of this Agreement, there was issued and outstanding (i)1,986,956 shares of Common Stock; (ii) $2,945,000 principal amount of convertible promissory notes (“Convertible Notes”) that are convertible into 264,215 shares of common stock; and (iii) no shares of Preferred Stock.  As of the date of this Agreement, there were issued and outstanding options (“Options”) to purchase 322,456 shares of Common Stock and no warrants.  It is contemplated that the Company will be issuing an additional 33,041 options to a CFO it anticipates hiring during fiscal 2010. All of the issued and outstanding shares of Common Stock, and all shares of Common Stock that may be issued upon exercise or conversion of Options, Convertible Notes or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights with respect to the transactions contemplated by this Agreement.  Other than such Options, Convertible Notes and Outstanding Warrants, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  The Company and the shareholders of the Company are parties to a shareholders’ agreement which contains certain customary rights of first refusal, drag-long and tag-along rights and super-majority voting requirements amongst the shareholders for approving certain corporate actions.  All of the issued and shares of Common Stock were issued in compliance with applicable federal and state securities laws.

2.4          Authorization.  All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants (collectively, the “Transaction Documents”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes and the Warrants being sold hereunder and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”), has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

2.5          Valid Issuance of Notes, Warrants and Common Stock.

(a)           The Notes and the Warrants are being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms hereof for the consideration provided for herein, will be duly and validly issued, and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws.  The equity securities issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant (and upon payment of the exercise price as required by the Warrant), shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of the Warrants hereunder.

(b)           All outstanding shares of Common Stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

2.6           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) a proper Form D in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and applicable Blue Sky filings and (ii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material and adverse effect on the results, operations, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

2.7           Litigation.  There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs, or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing, other than a claim by a single holder of $200,000 of Convertible Notes relating to the Company’s valuation on conversion of his Convertible Notes.  The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.

2.8           Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Certificate of Incorporation, as amended to date, or Bylaws or, to its knowledge, of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not, to the Company’s knowledge, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

2.9           Compliance with Laws.  The conduct of business by the Company and each Subsidiary as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or any Subsidiary conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally.  Neither the Company nor any of the Subsidiaries has received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", and warranties and trade practices) applicable to its business or to the business of any Subsidiary, the violation of, or noncompliance with, which would have a materially adverse effect on either the Company's business or operations, or that of any Subsidiary, and the Company knows of no facts or set of circumstances which would give rise to such a notice.

2.10.        Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Company has insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

3.             Representations and Warranties of the Investors.  Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1           Authorization.  The Transaction Documents constitute valid and legally binding obligations of the Investor enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2           Purchase Entirely for Own Account.  The Securities to be purchased by the Investor will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities.  Investor represents that it has full power and authority to enter into this Agreement.

3.3           Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Notes and the Warrants.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4           Investment Experience.  Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

3.5           Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect as more particularly specified in the Accredited Investor Certification and Investor Profile that the Investor is delivering to the Company prior to the Closing.

3.6           Restricted Securities.  Investor understands that the Notes and the Warrants (and the equity securities issuable upon conversion of the Notes and Common Stock issuable upon exercise of the Warrant) that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7           High Risk and Speculative Investment.  Investor recognizes that the purchase of the Notes involves a high degree of risk including, but not limited to, the following: (a) the Company requires funds in addition to the proceeds to be derived from the sale of the Notes; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Notes and the Warrants is extremely limited; (e) in the event of a disposition, the Investor could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Notes, Warrants and the Common Stock; and (h) that the Common Stock may not successfully become actively traded.  Investor has reviewed the Risk Factors which are set forth in Schedule 3.7 hereto.

3.8           Use of Proceeds.  Investor acknowledges and understands that the proceeds from the sale of the Notes are expected to be used by the Company in the manner set forth on Schedule 3.8 hereto.

3.9           Fees.  No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

3.10         Legends.  It is understood that the certificates evidencing the Notes and the Warrants (and the equity securities issuable upon conversion and exercise thereof, respectively) may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

4.           Conditions of the Investors’ Obligations at Closing.  The obligations of the Investors under subsection 1.1(a) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1         Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2         Performance.  The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3         Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Finder and counsel to the Finder, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.4         Delivery of Notes and Warrants.  The Company shall have delivered the Notes and the Warrants to the Investors, as specified in Section 1.

5.           Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before any Closing of each of the following conditions by the Investors:

5.1         Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2         Payment of Purchase Price.  The Investors shall have delivered the purchase price specified in Section 1.2.

6.           Indemnification.   The Investors, severally and not jointly, agree to indemnify and hold harmless the Company, the Finder, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

7.           Miscellaneous.

7.1         Survival of Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year.  The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors.  The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

7.2         Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Notes sold hereunder or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3         Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

7.4          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6          Notices.  Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investors to:

The addresses sent forth on the signature pages attached.

If to Company, to:

InVivo Therapeutics Corporation
One Broadway, 14th Floor
Cambridge, Ma. 02142
Attention: Frank Reynolds, Chief Executive Officer
Fax: (617) 401-3769

With a copy to:

Meister Seelig & Fein LLP
Two Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention: Mitchell L. Lampert, Esq.
Fax: (212) 655-3535.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

7.7           Compensation of Finder.  The Investor acknowledges that it is aware that the Finder will receive from the Company, in consideration of its services as Finder in respect of the transactions contemplated hereby, five-year warrants to purchase such number of equity securities of the Company as is equal to 20% of the equity securities into which the Warrants are exercisable, with an exercise price equal to the exercise price of the Warrants issued to Investors in this Offering. In addition, upon conversion of the Notes in a Qualified Next Round Financing (as such term is defined in the Notes), the principal and interest due under this Note shall be deemed to be an investment in the such financing and the Finder shall be entitled to receive compensation and expense allowance with respect to the Notes in the same amount and kind as a Placement Agent is receiving for funds raised in such financing.

7.8           Transaction Expenses; Enforcement of Transaction Documents.  The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.   If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9           Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Note Requisite Holders (as defined below).  Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion and (b) the Schedule of Investors hereto may be amended by the Company from time to time to add information regarding additional Investors participating in Subsequent Closings without the consent of the other parties hereto.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver affected in accordance with this Section 7.9 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. For purposes hereof, “Note Requisite Holder(s)” shall mean holders of Notes representing at least 66% of the aggregate amount of principal and accrued interest then outstanding under such Notes.

7.10           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.12           Independent Nature of Investors.  The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Notes and Warrants pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor represents and warrants that it has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Meister Seelig & Fein LLP has served as counsel to the Company only, and the Investors cannot rely upon Meister Seelig & Fein LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.

[Signatures on page following]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

INVIVO THERAPEUTICS CORPORATION

By:
Name: Frank Reynolds
Title: Chief Executive Officer

Investors:

[TO SIGN AND COMPLETE SIGNATURE PAGE ANNEXED HERETO]

By execution and delivery of this signature page, you are agreeing to become an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among InVivo Therapeutics Corp., a Delaware corporation (the “Company”) and the Investors (as defined in the Purchase Agreement), dated as of August __, 2010, and acknowledges having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR:

Print Name: ___________________________	Purchase Price: $______________________

Signature:_____________________________	Date: _____________________

Title (if entity)__________________________	Contact Person: _________________________

_____________________________________	Telephone No. ________________________
Street Address
E-mail Address: _______________________
_____________________________________
Street Address – 2nd line	Soc Sec # or Fed ID #___________________

_____________________________________
City, State, Zip

SCHEDULE OF INVESTORS

[TO BE COMPLETED BY COMPANY AT EACH CLOSING]

Name	Purchase Price	Note Amount	Number of Warrants

SCHEDULE 3.7

RISK FACTORS

An investment in the Notes and Warrants is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment.  You should carefully consider the risks and uncertainties described below, the risks set forth in our filings with the SEC and the other information contained in this Agreement before purchasing any Notes and Warrants.  The risks set forth below are not the only ones facing our Company.  Additional risks and uncertainties may exist that could also adversely affect our business, operations and prospects.  If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer.  In such event, the value of the securities you are purchasing could decline, and you could lose all or a substantial portion of the money that you invest.  No inference should be drawn as to the magnitude of any particular risk from its position in the list of risk factors.   As used in these Risk Factors, “we” and “our” refers to the Company, InVivo Therapeutics Corp., a Delaware corporation.

RISKS RELATED TO THE COMPANY AND ITS BUSINESS

Our products represent new and rapidly evolving technologies

The Company’s proprietary spinal cord injury treatment technology depends on new, rapidly evolving technologies and on the marketability and profitability of InVivo products. Commercialization of the Company’s spinal cord injury treatment technology could fail for a variety of reasons, both within and outside of its control.

We have a history of losses and a deficit net worth

The Company’s expenses have exceeded its revenues since its formation. It can be expected that the Company will continue to incur significant operating expenses and may continue to experience losses in the foreseeable future. As a result, the Company cannot predict when, if ever, it might achieve profitability and cannot be certain that it will be able to sustain profitability, if achieved. In addition, as at June 30, 2010, we had a deficit net worth that may hinder our ability to receive financing in the future.

We have convertible notes outstanding

The Company has sold $4,181,000 of convertible notes since its inception. The Company is in the process of seeking conversion of such notes to common stock and has contacted all of the note holders regarding conversion. As of the date of this Agreement, holders of $1,236,000 have executed and returned conversion agreements to the Company, thereby converting such debt obligations to 107,420 shares of common stock. The Company expects most if not all of its remaining note holders to voluntarily convert their notes to shares of the Company’s common stock, but there can be no assurance that the Company is correct in its assessment. Notes which are not voluntarily converted by the remaining note holders will automatically convert into shares of the Company’s common stock on or before May 31, 2011 and the Company has no obligation to repay any principal amounts of such notes but may either pay accrued interest on the notes in cash or convert such amount into shares of its common stock.   If all of the notes are converted, the Company will issue an additional 264,215 shares to the note holders in exchange for such notes.

We will be subject to competition from substantial competitors

The biotechnology industry is subject to intense competition and rapid and significant technological change. The Company has many potential competitors, including major drug companies, specialized biotechnology firms, academic institutions, government agencies and private and public research institutions. Many of these competitors have significantly greater financial and technical resources, experience and expertise in research and development, preclinical testing, designing and implementing clinical trials; regulatory processes and approvals; production and manufacturing; and sales and marketing of approved products.
Principal competitive factors in the Company’s industry include the quality and breadth of an organization’s technology; management of the organization and the execution of the organization’s strategy; the skill and experience of an organization’s employees and its ability to recruit and retain skilled and experienced employees; an organization’s intellectual property portfolio; the range of capabilities, from target identification and validation to drug and device discovery and development to manufacturing and marketing; and the availability of substantial capital resources to fund discovery, development and commercialization activities.

Large and established companies compete in the biotech market. In particular, these companies have greater experience and expertise in securing government contracts and grants to support their research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, manufacturing such products on a broad scale and marketing approved products.

Smaller or early-stage companies and research institutions may also prove to be significant competitors, particularly through collaborative arrangements with large and established biotech or other companies. The Company will also face competition from these parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and registering subjects for clinical trials.

In order to effectively compete, the Company will have to make substantial investments in development, testing, manufacturing and sales and marketing or partner with one or more established companies. There is no assurance that the Company will be successful in gaining significant market share for any of its products. The Company’s technologies and products also may be rendered obsolete or noncompetitive as a result of products introduced by its competitors.

The Company may have product liability exposure from the sale of its products.

The Company will have exposure to claims for product liability. Products liability coverage is expensive and sometimes difficult to obtain. The Company may not be able to obtain or maintain insurance at a reasonable cost. There can be no assurance that existing insurance coverage will extend to other products in the future. Any product liability insurance coverage may not be sufficient to satisfy all liabilities resulting from product liability claims. A successful claim may prevent the Company from obtaining adequate product liability insurance in the future on commercially desirable items, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage the Company’s reputation in the marketplace, and would likely divert management’s attention.

The near and long-term viability of the Company’s products will depend on its ability to successfully establish strategic relationships.

The near and long-term viability of the Company’s product will depend in part on its ability to successfully establish new strategic collaborations with biotechnology companies, hospitals, insurance companies and government agencies. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of the Company’s financial, regulatory or intellectual property position. If the Company fails to establish a sufficient number of collaborations on acceptable terms, it may not be able to commercialize its products or generate sufficient revenue to fund further research and development efforts.

Even if the Company establishes new collaborations, these relationships may never result in the successful development or commercialization of any product candidates for several reasons both within and outside of the Company’s control.

Before the Company could begin commercial manufacturing of any of its product candidates, the Company and its collaborators must pass a pre-approval inspection before FDA approval and comply with the FDA’s current Good Manufacturing Practices. If the Company’s collaborators fail to comply with these requirements, its product candidates would not be approved. If the Company’s collaborators fail to comply with these requirements after approval, the Company would be subject to possible regulatory action and may be limited in the jurisdictions in which it is permitted to sell products.

The Company has been and will continue to be dependent on third-party research organizations to conduct some of its laboratory testing, animal and human studies.

The Company has been and will continue to be dependent on third-party research organizations to conduct some of its laboratory testing, animal and human studies. If the Company is unable to obtain any necessary testing services on acceptable terms, it may not complete its product development efforts in a timely manner. If the Company relies on third parties for laboratory testing and/or animal and human studies, it may lose some control over these activities and become too dependent upon these parties. These third parties may not complete testing activities on schedule or when the Company requests. The Company may not be able to secure and maintain suitable research organizations to conduct its laboratory testing and/or animal and human studies. The Company is responsible for confirming that each of its clinical trials is conducted in accordance with its general plan and protocol. Moreover, the FDA and foreign regulatory agencies require the Company to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. The Company’s reliance on third parties does not relieve it of these responsibilities and requirements. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to the Company’s clinical protocols or regulatory requirements or for other reasons, the Company pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and the Company may not be able to obtain regulatory approval for its product candidates.

The Company will access to a constant, steady, reliable supply of products.

Completion of InVivo’s clinical trials and commercialization of InVivo’s products will require access to, or development of, facilities to manufacture a sufficient supply of InVivo’s product or other product candidates. If InVivo is unable to manufacture its products in commercial quantities, then it will need to rely on third parties. These third-party manufacturers must also receive FDA approval before they can produce clinical material or commercial products. InVivo’s product or other of InVivo’s products may be in competition with other products for access to these facilities and may be subject to delays in manufacture if third parties give other products greater priority. In addition, InVivo may not be able to enter into any necessary third-party manufacturing arrangements on acceptable terms, or on a timely basis. In addition, InVivo would have to enter into a technical transfer agreement and share its know-how with the third party manufacturer.

The Company may rely on third-party suppliers for some its materials.

The Company may rely on third-party suppliers and vendors for some of the materials used in the manufacture of InVivo’s product or other of its product candidates. Any significant problem experienced by one of InVivo’s suppliers could result in a delay or interruption in the supply of materials to InVivo until such supplier resolves the problem or an alternative source of supply is located. Any delay or interruption could negatively affect InVivo’s operations.

The Company’s Products and approach to the planned treatment of spinal cord injury (“SCI”) is new and unproven.

The Company’s planned products have not been utilized in the past for SCI treatment. As is typical in the case of a new and rapidly evolving technology or medical treatment, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk.  In addition, physicians and hospitals will need to establish training and procedures to utilize and implement the Company’s products. There can be no assurance that these parties will adopt the Company’s products or that they develop sufficient training and procedures to utilize the Company’s products.

The Company’s ability to sell its products will depend to a large extent upon reimbursement from health care insurance companies.

The Company’s successes may depend, in part, on the extent to which reimbursement for the costs of therapeutic products and related treatments will be available from third-party payers such as government health administration authorities, private health insurers, managed care programs, and other organizations. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payers to curb these costs. Some of these proposals have involved limitations on the amount of reimbursement for certain products. Similar federal or state health care legislation may be adopted in the future and any products that the Company or its collaborators seek to commercialize may not be considered cost-effective. Adequate third-party insurance coverage may not be available for the Company to establish and maintain price levels that are sufficient for realization of an appropriate return on investment in product development.

The manufacture and sale of the Company’s products requires regulatory approval from the FDA.

The development, manufacture and marketing of the Company’s products are subject to government regulation in the United States and other countries. In the United States and most foreign countries, the Company must complete rigorous preclinical testing and extensive human clinical trials that demonstrate the safety and efficacy of a product in order to apply for regulatory approval to market the product.

The steps required by the FDA before InVivo’s proposed products may be marketed in the United States include performance of preclinical (animal and laboratory) tests; submissions to the FDA of an IDE (Investigational Device Exemption) which must become effective before human clinical trials may commence; performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product in the intended target population; performance of a consistent and reproducible manufacturing process intended for commercial use; Pre-Market Approval Application (“PMA”); and FDA approval of the PMA before any commercial sale or shipment of the product.

The processes are expensive and can take many years to complete, and the Company may not be able to demonstrate the safety and efficacy of its products to the satisfaction of such regulatory authorities. The start of clinical trials can be delayed or take longer than anticipated for many and varied reasons, many of which are outside of the Company’s control. Safety concerns may emerge that could lengthen the ongoing trials or require additional trials to be conducted. Regulatory authorities may also require additional testing, and the Company may be required to demonstrate that its proposed products represent an improved form of treatment over existing therapies, which the Company may be unable to do without conducting further clinical studies. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution. Expanded or additional indications for approved devices or drugs may not be approved, which could limit the Company revenues. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval. Consequently, even if the Company believes that preclinical and clinical data are sufficient to support regulatory approval for its product candidates, the FDA and foreign regulatory authorities may not ultimately grant approval for commercial sale in any jurisdiction. If the Company’s products are not approved, its ability to generate revenues will be limited and its business will be adversely affected.

Even if a product gains regulatory approval, such approval is likely to limit the indicated uses for which it may be marketed, and the product and the manufacturer of the product will be subject to continuing regulatory review, including adverse event reporting requirements and the FDA’s general prohibition against promoting products for unapproved uses. Failure to comply with any post-approval requirements can, among other things, result in warning letters, product seizures, recalls, substantial fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions, any unanticipated changes in existing regulatory requirements or the adoption of new requirements, or any safety issues that arise with any approved products, could adversely affect the Company’s ability to market products and generate revenues and thus adversely affect its ability to continue InVivo’s business.

The Company also may be restricted or prohibited from marketing or manufacturing a product, even after obtaining product approval, if previously unknown problems with the product or its manufacture are subsequently discovered and the Company cannot provide assurance that newly discovered or developed safety issues will not arise following any regulatory approval. With the use of any treatment by a wide patient population, serious adverse events may occur from time to time that initially do not appear to relate to the treatment itself, and only if the specific event occurs with some regularity over a period of time does the treatment become suspect as having a causal relationship to the adverse event. Any safety issues could cause the Company to suspend or cease marketing of its approved products, possibly subject it to substantial liabilities, and adversely affect its ability to generate revenues.

The manufacture and sale of the Company’s products in foreign jurisdictions will require regulatory approval from International Regulatory Agencies.

The Company intends to also have its product candidates marketed outside the United States. In order to market products in the European Union and many other non-U.S. jurisdictions, the Company must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The Company may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory agencies in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in other jurisdictions, including approval by the FDA. The failure to obtain regulatory approval in foreign jurisdictions could harm the Company’s business.

The Company is subject to various environmental, health and safety laws.

The Company is subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals, emissions and wastewater discharges, and the use and disposal of hazardous or potentially hazardous substances used in connection with its research, including infectious disease agents. The Company also cannot accurately predict the extent of regulations that might result from any future legislative or administrative action. Any of these laws or regulations could cause the Company to incur additional expense or restrict its operations. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair the Company’s research, development or production efforts.

The Company will depend on its patent portfolio, its licensed technology and other trade secrets in the conduct of its business and must ensure that it does not violate the patent or intellectual rights of others.

The Company’s success in large part depends on its ability to maintain the proprietary nature of its licensed technology and other trade secrets. To do so, the Company and its licensors must prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. The Company also must operate without infringing the proprietary rights of third parties or allowing third parties infringe its rights. The Company’s research, development and commercialization activities, including any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents owned by third parties and to which the Company does not hold licenses or other rights.  There may be rights that the Company is not aware of, including applications that have been filed but not published that, when issued, could be asserted against the Company. These third parties could bring claims against the Company that would cause it to incur substantial expenses and, if successful, could cause the Company to pay substantial damages. Further, if a patent infringement suit were brought against the Company, it could be forced to stop or delay research, development, manufacturing or sales of the product or biologic treatment candidate that is the subject of the suit.

In addition, competitors may infringe the Company’s patents or the patents of its collaborators or licensors. As a result, the Company may be required to file infringement claims to counter infringement for unauthorized use. This can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent owned by the Company is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the Company’s patents do not cover its technology. An adverse determination of any litigation or defense proceedings could put one or more of the Company’s patents at risk of being invalidated or interpreted narrowly and could put the Company’s patent applications at the risk of not issuing.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Company‘s confidential information could be compromised by disclosure during this type of litigation.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

The Notes will not be registered for resale, and there is no assurance that the Notes will convert into our equity securities in the future or that any such equity securities will be subject to unrestricted sale to the public upon issuance or at a later date.

The Notes will not be registered for resale and are thus not saleable to the public.   There is no assurance that the Notes will be converted into any of our equity securities in the future.  Even if the Notes do convert into any such equity securities, the equity securities will be restricted as to resale under the Securities Act of 1933, as amended (the “Securities Act”).  We cannot assure that any of these equity securities will be publicly saleable upon issuance or at a later date, whether pursuant to a valid exemption from the registration requirements under the Securities Act or pursuant to a valid registration statement.  The inability to publicly resell the Notes, and possibly the equity securities, upon conversion, limits or prevents the potential the resell the Notes or the equity securities, which may be issuable upon conversion of the Notes.

The shares of Common Stock underlying the Warrants will not be registered and cannot be sold for at least twelve months after the Warrants are purchased.

The ability to sell such shares of Common Stock will depend upon the availability of an exemption to the requirements of Section 5 of the Securities Act.  The most commonly utilized exemption is Rule 144.  Under Rule 144, since the warrants contain a cashless exercise provision, the shares of Common Stock issuable upon exercise of the Warrants may become eligible for resale 12 months after the date in which the Warrants are issued, so long as the Company fulfills its current reporting requirements under the Exchange Act.  After a year, the current information requirement no longer applies.  Any purchasers which are affiliates of the Company will be subject to certain other requirements such as volume limitations.

The Notes and Warrants is being offered on “reasonable efforts, no minimum” basis.

The Notes and Warrants are being offered on a “reasonable efforts, no minimum” basis.  In this type of offering where there is no minimum amount necessary to consummate the Offering, there is no assurance that the maximum offering amount of $300,000 will be sold.  Accordingly, persons purchasing Notes and Warrants do so without any assurance that sufficient funds can be raised to satisfy the “Use of Proceeds” described herein and to otherwise allow the Company to effectuate its business plan. The failure to raise the Offering Amount will also increase the need of the Company to obtain additional financing sooner that the approximate four month estimate that the anticipated proceeds would last in the event the full $300,000 of securities offered herein are sold.  Such additional financing may or may not be available at such time on terms satisfactory to us, if at all.

We are a controlled company and our majority shareholder may take actions adverse to the interests of other shareholders

As of July 30, 2010, Frank Reynolds, our Chief Executive Officer, Robert S. Langer, Director and Yang D. Teng, one of our founders, beneficially owned approximately 80% of our issued and outstanding common stock. Due to this stock ownership, we are controlled by these persons.  Due to this voting control of our common stock, these persons have substantial control over us and have substantial power to elect directors and to generally approve all actions requiring the approval of the holders of our voting stock.

 An investment in the Notes and Warrants is speculative and there can be no assurance of any return on any such investment.

An investment in the Notes and Warrants is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We have broad discretion on how we use any proceeds we receive from this Offering.

Our management has broad discretion on how to use and spend any proceeds we receive from this Offering and may use the proceeds in ways that differ from the proposed uses set forth in this Agreement.  See Schedule 3.8 to this Agreement.  Our stockholders may not agree with our decision on how to use such proceeds.  If we fail to spend the proceeds effectively, our business and financial condition could be harmed and we may need to seek additional financing sooner than expected.

The Notes and Warrants may be purchased by parties that are related to the Finder and/or our Company.

 The Finder and its respective officers, directors, employees and related parties, and our officers, directors, employees and related parties (including current shareholders and related parties of shareholders) may purchase Notes and Warrants in this Offering. Because there may be substantial purchases by affiliates of the Company and the Finder (who receives fees and other compensation in connection with the Offering), no potential investor should place any reliance on the sale of any amount of the Notes and Warrants as an indication of the merits of the Offering.  Each investor must make his own investment decision as to the merits of the Offering.

The purchase price of the Notes and Warrants and the Warrant exercise price were determined by the Company and the Finder and may not be indicative of the Company’s actual value or the fair market value of the Notes and Warrants.

The purchase price of the Notes and Warrants were determined following negotiations with the Finder which took into account, among other things, previous prices of our Common Stock, our business and growth plans, and other factors that we deemed relevant.  The purchase price of the Notes and Warrants is not necessarily related to the asset value, net worth or any other established criteria of value of the Company.

The Offering has not been reviewed or approved by regulatory agencies.

The sale of the Notes and Warrants offered hereby has not been approved or disapproved by the SEC or any state regulatory agencies, and no regulatory body has passed upon or endorsed the accuracy, adequacy, or completeness of the information in this Agreement.  Accordingly, prospective investors must rely on their own examination of the Agreement and the SEC Reports, including, without limitation, the merits of, and risks involved in, acquiring the Notes and Warrants.

Schedule 3.8

Use of Proceeds

The net proceeds of this Offering, estimated to be $290,000, after deducting expenses of the Company of up to $10,000, will be used for working capital.

EXHIBIT A

NOTE

[ATTACHED SEPARATELY]

EXHIBIT B

WARRANT

[ATTACHED SEPARATELY]

EXHIBIT C

SCHEDULE OF EXCEPTIONS

None